Immediate
          Daniel  P.  Zoellner
          314/877-7052

                       RALCORP HOLDINGS, INC. ENTERS INTO
                         NEW THREE-YEAR CREDIT FACILITY


ST. LOUIS, MO, APRIL 29, 1999 Ralcorp Holdings, Inc. today announced that on April 28, 1999, it had entered into a new $125,000,000 three-year credit facility with a group of six banks arranged by Banc One Capital Markets, Inc., with Wachovia Bank, N.A. as Documentation Agent. The Company can use the proceeds from the facility for general and working capital needs including repurchases of its stock and acquisitions of new businesses.

Ralcorp Holdings, Inc. is a leading manufacturer of private label ready-to-eat and hot cereals, crackers and cookies, snack nuts, and mayonnaise and pourable, shelf-stable salad dressings.